[LOGO]
                              DeLAP, WHITE & RAISH
                          CERTIFIED PUBLIC ACCOUNTANTS
                         4500 S.W. KRUSE WAY, SUITE 200
                           LAKE OSWEGO, OREGON 97035
                           TELEPHONE: (503) 697-4118
                           FACSIMILE: (503) 697-4196





Securities and Exchange Commission
Washington, D.C.  20549


Re:  Form 8-K, dated June 17, 1997 by United Grocers, Inc., change of accountant


This is our firm's response as requested in paragraph (3) of Item 4 of the above filing. We are in agreement with the disclosures that are made in that filing and also, consent to the use of this letter in that filing.





Dated: June 24, 1997                         DeLap, White & Raish



                                             By /s/ James L. Raish
                                                James L. Raish
                                                Partner





cc:  Charles E. Carlbom, United Grocers, Inc. Acting President/CEO
     Gordon E. Smith,    United Grocers, Inc. Chairman of the Board
     John W. White,      United Grocers, Inc. Vice-President